Exhibit 99.1

MEDQUIST RECEIVES NOTICE OF MINI-TENDER OFFER BY COSTA BRAVA PARTNERSHIP III, L.P.

MT. LAUREL, N.J., August 13, 2007 (BUSINESS WIRE) — MedQuist Inc. (the “Company”)(Pink Sheets: MEDQ.PK) today announced that on August 7, 2007 it became aware of an unsolicited “mini-tender offer” by Costa Brava Partnership III, L.P.

The offer, directed at the Company’s shareholders, is for the purchase of up to 1,390,000 shares of the Company’s outstanding common stock, representing approximately 3.7% of the Company’s outstanding shares of common stock, at $12.25 per share.  The Company is not associated with Costa Brava Partnership III, L.P., the offer or any of the offer documentation.

The Company is remaining neutral and expresses no opinion with respect to the offer due to the lack of currently available public information.  The Company’s shareholders are advised to consult with their investment advisors and to exercise caution in evaluating this offer and to take into account the offer price in comparison to the market price of the Company’s common stock, as well as the fact that the Company is not current in its periodic filing obligations with the SEC.  On July 5, 2007, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2005 with the SEC. The filing contained financial information for the years ended December 31, 2005, 2004 and 2003, as well as interim financial information for each quarterly period in 2005, 2004 and 2003.  The Company anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007 and June 30, 2007 during the third quarter of 2007.

Offers of this type are often referred to as “mini-tender offers” because the offeror seeks to own, after the consummation of the tender offer, less than 5% of the outstanding stock of the target company thereby avoiding many disclosure and procedure requirements of the Securities and Exchange Commission (SEC).  The SEC has expressed concerns with mini-tender offers and has issued an investor alert on its website at www.sec.gov/investor/pubs/minitend.htm.

As previously disclosed in its press release dated July 11, 2007, the Company continues to explore potential strategic alternatives. However, there is no assurance that any transaction or change in strategic direction will occur as a result of the Company’s review of strategic alternatives.

About MedQuist:

MedQuist is a leading provider of clinical documentation workflow solutions in support of the electronic health record. MedQuist provides electronic medical transcription, health information and document management products and services, including digital dictation, speech recognition, Web- based transcription, electronic signature, medical coding, mobile dictation devices, and outsourcing services.

Disclosure Regarding Forward-Looking Statements:

Some of the statements contained herein constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,”

“could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this press release include, without limitation, statements about the “mini-tender offer,” the results of the Company’s exploration of strategic alternatives and the timing of the filing of certain of the Company’s outstanding periodic reports with the SEC. These statements are only predictions and as such are not guarantees and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The Company’s actual results may differ from the forward-looking statements for many reasons, including the risks, uncertainties and assumptions, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption entitled “Risk Factors” and discussions of potential risks, uncertainties and assumptions in the Company’s subsequent filings with the SEC.

Web site: http://www.medquist.com

SOURCE: MedQuist Inc.

Feinstein Kean Healthcare
Craig Martin, 617-761-6729
craig.martin@fkhealth.com